Exhibit 5.1
March 19, 2010
Reliance Bancshares, Inc.
10401 Clayton Road
Frontenac, Missouri 63131
Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     In my capacity as counsel for Reliance Bancshares, Inc., a Missouri corporation (the “Company”), I have examined the Registration Statement on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about March 19, 2010 relating to the following shares of the Company’s common stock, par value $0.25 per share (the “Shares”), available for issuance pursuant to the Company’s following plans (the “Plans”):

Plan	Number of Shares Registered
2010 Restricted Stock Plan	500,000
     In this connection, I have examined the Restated Articles of Incorporation and the Bylaws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as I have deemed material for the purposes of this opinion.
     In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.
     Upon the basis of the foregoing, I am of the opinion that: (i) the Shares that may be issued in accordance with the Plans are duly and validly authorized, and (ii) when the Shares are issued, sold and paid for in accordance with the Plans, they will be duly and validly issued, fully paid and non-assessable. This opinion is limited to matters governed by The General and Business Corporation Law of Missouri.
     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Mary Jo E. Vargo
Vice President & Counsel